EXHIBIT 21.1

THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.

The following is a list of subsidiaries of The Warnaco Group, Inc. (‘‘Warnaco’’) as of December 29, 2007. Subsidiaries of Warnaco, to the extent not listed below, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Company	Country or State of Incorporation
4278941 Canada Inc.	Canada
A.E.S. Advanced Euro Service S.r.l.	Italy
Authentic Fitness On-Line Inc.	Nevada
Calvin Klein Jeanswear Asia, Ltd.	Hong Kong
Calvin Klein Jeanswear Company	Delaware
CCC Acquisition Corp.	Delaware
CK Jeanswear Australia Pty Limited	Australia
CK Jeanswear Europe S.r.l.	Italy
CKJ Fashion (Shanghai) Ltd.	People’s Republic of China
CK Jeanswear Korea Ltd.	Korea
CK Jeanswear NZ Ltd.	New Zealand
CKJ Holdings, Inc.	Delaware
CKJ UK Ltd.	United Kingdom
CKU.com Inc.	Delaware
Designer Holdings Ltd.	Delaware
Designer Holdings Overseas Ltd.	Hong Kong
Eratex Gmbh	Germany
Euralis S.A.S.	France
Euro Retail S.r.l.	Italy
FA France Sarl	France
Gold Lightening Ltd.	Hong Kong
Jeanswear Services Ltd.	United Kingdom

THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.

Company	Country or State of Incorporation
Lejaby S.A.S.	France
Lejaby Taiwan Co., Ltd.	Taiwan
Lenitex-Warnaco Handelsgesellschaft m.b.H.	Austria
Linda Vista de Veracruz S.A. de C.V.	Mexico
Lintex-Warnaco S.a.r.l.	Switzerland
Mullion International Limited	British Virgin Islands
Ocean Pacific Apparel Corp.	Delaware
Vista de Puebla S.A. de C.V.	Mexico
Vista de Yucatan, S.A. de C.V.	Mexico
Warnaco (HK) Ltd.	Barbados
Warnaco (Macao) Company Limited	Macao
Warnaco B.V.	Netherlands
Warnaco Denmark A/S	Denmark
Warnaco France S.A.R.L.	France
Warnaco Germany GmbH	Germany
Warnaco Inc.	Delaware
Warnaco International Trading (Shanghai) Co. Ltd.	Peoples Republic of China
Warnaco Intimo, S.A.	Spain
Warnaco Netherlands B.V.	Netherlands
Warnaco of Canada Company	Canada
Warnaco Portugal-Vestuario e Acessorios, Sociedade Unipessoal, Lda.	Portugal
Warnaco Poland Sp. z.o.o.	Poland
Warnaco Puerto Rico, Inc.	Delaware

THE WARNACO GROUP, INC.
SUBSIDIARIES OF THE WARNACO GROUP, INC.

Company	Country or State of Incorporation
Warnaco Retail Inc.	Delaware
Warnaco S.r.l.	Italy
Warnaco Shanghai Co. Ltd.	People’s Republic of China
Warnaco Singapore Private Ltd.	Singapore
Warnaco Swimwear Inc.	Delaware
Warnaco Swimwear Products Inc.	Delaware
Warnaco U.S. Inc.	Delaware
Warner’s (EIRE) Teoranta	Ireland
Warner’s Aiglon, S.A.	France
Warner’s Company (Belgium) S.p.r.l.	Belgium
Warner’s de Mexico, S.A. de C.V.	Mexico
Warner’s (United Kingdom) Ltd.	Northern Ireland
WAS Logistics B.V.	Netherlands
WBR Industria e Comercio de Vestuario S.A.	Brazil – Joint Venture
WF Overseas Fashion C.V.	Netherlands